Exhibit 99.1

Contact: Geraldine L. Bullard Interim CEO & COO (360) 457-0461

First Northwest Bancorp and First Fed Bank name Curt Queyrouze as CEO and President

PORT ANGELES, Washington, September 12, 2025 (GLOBE NEWSWIRE) -- First Northwest Bancorp (Nasdaq: FNWB) (“First Northwest”) and its subsidiary First Fed Bank (“First Fed” and, together with First Northwest, the “Company”) are pleased to announce today that Curt Queyrouze will become the Company’s new Chief Executive Officer and President, starting on September 17, 2025. He will also be appointed as a member of the Board of Directors of both First Northwest and First Fed at that time.

“It's a privilege to step into this role at a company with such a long-standing reputation. First Fed has a remarkable 100-year-plus history, and my goal is to honor that by continuing to deliver long-term value for our shareholders and by building a modern, forward-thinking financial institution that remains a trusted partner for our communities,” said Queyrouze.

Queyrouze is a seasoned community bank leader with more than 40 years of financial services experience including expertise in credit, risk management, and financial technology.

“After an exhaustive search process, the Board is excited to announce Curt’s hiring. His history of proven leadership, his focus on data-driven decision-making, and his commitment to creating long-term value for our shareholders made him the clear choice for the future of the Company,” said Cindy Finnie, Chair of the Board of First Northwest and First Fed. “Curt’s sterling performance leading financial institutions, combined with his clearly demonstrated dedication to his community, made him the obvious choice among a field of exceptionally strong candidates,” she continued.

Queyrouze was most recently President, Community Bank and Corporate Credit, of Coastal Financial Corporation, the holding company for Coastal Community Bank in Everett, Washington. Prior to joining Coastal in 2022, he was President and Chief Executive Officer at TAB Bank in Ogden, Utah. Queyrouze’s career also includes leadership roles at institutions from small community banks to regional banks as well as Chief Operating Officer of a fintech company. He holds a degree in Accounting from Louisiana State University and is active in his community and banking industry organizations.

Queyrouze replaces Matthew P. Deines, who departed the Company in July 2025. Geraldine Bullard, the Company’s Chief Operating Officer, will resume her role following her service as Interim CEO during the Board’s executive search.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 17 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. First Northwest has also strategically invested in partnerships focused on developing modern financial solutions and a boutique investment banking/accelerator firm. These investments underscore the Company’s commitment to innovation and growth in the financial services sector. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, projections of future performance of the Company and its executives and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets, including potential recessionary and other unfavorable conditions and trends relating to housing markets, costs of living, unemployment levels, interest rates, supply chain difficulties and inflationary pressures, among other things; legislative, regulatory, and policy changes; legal proceedings, regulatory investigations and their resolutions; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled “Risk Factors,” and other filings with the Securities and Exchange Commission (“SEC”), which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company’s operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2025 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

Note: Transmitted on Globe Newswire on September 12, 2025 at 6:15 a.m. PDT.